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                                  EXHIBIT 10.1

                          AMENDMENT TO PROMISSORY NOTE
                          ----------------------------

     THIS AMENDMENT dated at of October 29, 1999, (the "Amendment") is made by and between Dr. Douglas Reed (the "Borrower") and GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Lender") and amends the Promissory Note in the amount of $100,000 executed in Waltham, Massachusetts and dated December 1, 1998.


                                 R E C I T A L S

     WHEREAS, Dr. Douglas Reed and GelTex Pharmaceuticals, Inc. are parties to that certain Promissory Note dated December 1, 1998;

     WHEREAS, Dr. Douglas Reed and GelTex Pharmaceuticals, Inc. desire to amend the Promissory Note to extend the Maturity Date of said note;

     NOW, THEREFORE, the parties mutually agree as follows:

     The Maturity Date of this Promissory Note shall be the earlier of (i) fifteen days following the closing date of the Borrower's sale of the property located at 3021 E. Thackeray Place, Salt Lake City, Utah or (ii) March 31, 2000.

     Executed as a sealed instrument as of the day and year first above written.

BORROWER:

 /s/ Douglas Reed
----------------------------
Douglas Reed

LENDER:

GELTEX PHARMACEUTICALS, INC.

By:

 /s/ Paul J. Mellett, Jr.
---------------------------
Paul J. Mellett, Jr., Vice President
Finance and Administration